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Warburg Pincus Funds
 Schedule 16 Calculations

Warburg Pincus Growth & Income Fund
For the Period Inception to February 28, 1997
     Common Shares

        Annualized Total Return With Waivers:
                   ((28,498-10,000)'pp'1/8.40548 -1 = 13. 27%

        Annualized Total Return Without Waivers:
                  ((26,886-10,000)'pp'1/8.40548 -1 = 12.49%

 Advisor Shares
    Annualized Total Return With Waivers:
                  ((11,410-l0,000)'pp'1/1.79726 -1 = 7.61%

    Annualized Total Return Without Waivers:
                  ((11,410-10,000)'pp'1/1.79726 -1 = 7.61%

 For the Period 5 Years ended February 28, 1997
      Common Shares
        Annualized Total Return With Waivers:
                  ((19,437-10,000)'pp'1/5 -1 = 14.22%

        Annualized Total Return Without Waivers:
                  ((19,432-10,000)'pp'1/5 -1 = 14.21%

 For the Period 1 Year ended February 28, 1997
      Common Shares

        Annualized Total Return With Waivers:
                  ((9,901-10,000)'pp'1/1 -1 = -.99%

        Annualized Total Return Without Waivers:
                  ((9,901-10,000)'pp'1/1 -1 = -.99%

      Advisor Shares

         Annualized Total Return With Waivers:
                  ((9,861-10,000)'pp'1/1 -1 = -1.39%

         Annualized Total Return Without Waivers:
                  ((9,861-10,000)'pp'1/1 -1 = -1.39%

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